Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C Shares Prospectus and in the Class R Shares Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated November 7, 2003, in Post-Effective Amendment Number 59 to the Registration Statement (Form N-1A No. 2-32773) of Pioneer Value Fund.

                                       /s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 24, 2003